UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2026

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Capital Southwest Corporation (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on July 22, 2026. Shareholders of record at the close of business on May 26, 2026 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 62,140,726 shares of common stock outstanding and entitled to vote. A quorum consisting of 44,997,407 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The following five proposals were voted on at the Annual Meeting: the election of six directors to serve until the 2027 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified (Proposal 1); the approval of, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 2); the approval of, on an advisory basis, the frequency of the advisory vote on executive compensation (Proposal 3); the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027 (Proposal 5); and the approval of the adjournment of the Annual Meeting to solicit additional proxies to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock (the “Charter Amendment”) (Proposal 6). The final voting results for each of the foregoing proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The following six (6) directors were elected to serve until the 2027 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified by the following vote:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christine S. Battist	26,378,519	834,021	17,784,867
David R. Brooks	26,249,831	962,709	17,784,867
Jack D. Furst	26,236,394	976,146	17,784,867
Ramona Rogers-Windsor	26,373,817	838,723	17,784,867
Michael S. Sarner	26,536,263	676,277	17,784,867
William R. Thomas	26,248,960	963,580	17,784,867

Proposal 2. The compensation of the Company’s named executive officers as disclosed and discussed in the Proxy Statement on Schedule 14A relating to the Annual Meeting was approved on an advisory basis by the following vote:

Votes For	22,115,896
Votes Against	3,404,019
Abstentions	1,692,625
Broker Non-Votes	17,784,867

Proposal 3. The Company’s shareholders approved, on an advisory basis, the frequency of [one year] for future advisory votes to approve the compensation of the Company’s named executive officers by the following vote:

One Year	24,213,219
Two Years	809,499
Three Years	1,025,968
Abstentions	1,163,854

Proposal 5. The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027 was approved by the following vote:

Votes For	43,373,232
Votes Against	582,545
Abstentions	1,041,630

Proposal 6. The Company’s shareholders approved the adjournment of the Annual Meeting to solicit additional proxies to approve the Charter Amendment by the following vote:

Votes For	41,539,427
Votes Against	2,048,433
Abstentions	1,409,547

Accordingly, the Annual Meeting will be reconvened on September 1, 2026 at 9:00 a.m., Central Time (the “Reconvened Meeting”). The polls will remain open for voting on the proposal to approve the Charter Amendment. Shareholders may participate in the Reconvened Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CSWC2026 and entering their control number on their proxy card or voting instruction form. The record date has not changed, and only shareholders of record at the close of business day on May 26, 2026 will be entitled to vote on the proposal to approve the Charter Amendment at the Reconvened Meeting. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2026

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: President and Chief Executive Officer